Exhibit 99.1


** NEWS RELEASE **                                   Contact:
                                                     Mr. Jay A. Johnson
                                                     SVP, Strategic Analysis and
                                                     Investor Relations
                                                     Hot Topic, Inc.
                                                     (626) 839-4681 x2269
                                                     jjohnson@hottopic.com


          HOT TOPIC, INC. REPORTS FIRST QUARTER EPS INCREASES 27% TO A
                         RECORD $0.14 PER DILUTED SHARE

         CITY of INDUSTRY, CA, May 21, 2003 -- Hot Topic, Inc.(Nasdaq National
Market: HOTT), a mall-based specialty retailer of music-licensed and music-influenced apparel, accessories and gift items for teens, reported company-record results for the first quarter (13 weeks) ended May 3, 2003.

     Net income in the first quarter increased to $4.4 million or $0.14 per diluted share from $3.7 million or $0.11 per diluted share for the first quarter of the last fiscal year. Net sales for the first quarter increased 26% to $100.7 million from $79.9 million for the first quarter of fiscal 2002.

     As previously reported, comparable-store sales increased 2.6% for the quarter compared to the first quarter of fiscal 2002. At the end of the quarter, the Company operated 468 stores, including 34 Torrid stores, compared to 379 stores, including 7 Torrid stores, at the end of the first quarter of fiscal 2002.

         A conference call to discuss first quarter results, business trends, and other matters will be conducted today at 4:30pm Eastern time. The conference call number is (888) 868-9080, and will be accessible to all interested parties. It will also be webcast at www.streetevents.com. A replay will be available at
(973) 341-3080, pass code 3265628, and at www.streetevents.com for approximately 10 days.

         Hot Topic, Inc. is a national mall-based specialty retailer of music-licensed and music-influenced apparel, accessories and gift items for young men and women principally between the ages of 12 and 22. Torrid, the Company's second concept, is a mall-based specialty retailer of plus-sized fashion-forward apparel and accessories that targets young women principally between the ages of 15 and 29. The Company currently operates 437 Hot Topic stores in 49 states throughout the United States, 37 Torrid stores and Internet stores www.hottopic.com and www.torrid.com.

         Except for the historical information contained herein, this news release contains forward-looking statements, including statements relating to financial results, projections and other financial performance, and managing growth. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, management of growth, relationships with mall developers and operators, the risk that available cash or mall space will not be adequate for planned expansion, fluctuations in sales and comparable store sales results, risks and uncertainties with respect to new store openings including risks associated with the Company's new store concepts and Internet stores, music and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, the effect of economic conditions, the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic as well as other risks detailed from time to time in the Company's SEC reports, including its Annual Report on Form 10-K for the year ended February 1, 2003. The historical results achieved are not necessarily indicative of the future prospects of the Company.

                                 HOT TOPIC, INC.
                          SUMMARY STATEMENTS OF INCOME
                      (In thousands, except per share data)
                                   (unaudited)
                                                         First Quarter Ended
                                                       May 3, 2003  May 4, 2002
                                                        ---------    ---------

Net sales                                               $100,657     $ 79,909
Cost of goods sold, including buying,
 distribution and occupancy costs                         65,043       51,452
                                                        ---------    ---------
Gross margin                                              35,614       28,457
Selling, general and administrative expenses              28,859       22,927
                                                        ---------    ---------
Operating income                                           6,755        5,530
Interest income-net                                          358          410
                                                        ---------    ---------
Income before income taxes                                 7,113        5,940
Provision for income taxes                                 2,703        2,257
                                                        ---------    ---------
Net income                                              $  4,410     $  3,683
                                                        =========    =========
Earnings per share
   Basic                                                $   0.14     $   0.12
   Diluted                                              $   0.14     $   0.11
Weighted average shares outstanding
   Basic                                                  31,312       31,473
   Diluted                                                32,378       33,315

                                 HOT TOPIC, INC.
                                 BALANCE SHEETS
                                 (In thousands)
                                   (unaudited)

                                                        May 3, 2003  May 4, 2002
                                                         ---------    ---------
Current assets:
 Cash and cash equivalents                               $ 34,389     $ 23,486
 Short-term investments                                    37,131       37,643
 Inventory                                                 43,945       35,798
 Prepaid expenses and other                                 8,950        7,272
 Deferred tax assets                                        2,093        1,417
                                                         ---------    ---------
Total current assets                                      126,508      105,616
Leaseholds, fixtures and equipment - net                   76,547       62,208
Deposits and other                                            171          178
Deferred tax assets                                           683          847
                                                         ---------    ---------
Total assets                                             $203,909     $168,849
                                                         =========    =========

Current liabilities:
 Accounts payable                                        $ 15,922     $ 13,303
 Accrued liabilities                                       17,272       11,974
 Income taxes payable                                         290           --
 Current portion of obligations
      under capital leases                                     22           26
                                                         ---------    ---------
Total current liabilities                                  33,506       25,303
Deferred rent                                               2,528        1,889
Capital lease obligations, less current portion                84          147
                                                         ---------    ---------
Total liabilities                                          36,118       27,339
Shareholders' equity                                      167,791      141,510
                                                         ---------    ---------
Total liabilities and shareholders' equity               $203,909     $168,849
                                                         =========    =========

                                 HOT TOPIC, INC.
                                   OTHER DATA
              (In thousands, except store count and square footage)
                                   (unaudited)

                                                        First Quarter Ended
                                                     May 3, 2003   May 4, 2002
                                                     -----------   -----------

Depreciation and amortization                         $  4,359       $  3,216
Capital expenditures                                  $  8,774       $ 11,602
Number of stores open at end of period:
  Hot Topic                                                434            372
  Torrid                                                    34              7
Total store square footage                             833,600        636,900